SLM Student Loan Trust 2004-4 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$2,000,348,148.27	$(186,360,465.61)	$1,813,987,682.66
	ii	Interest to be Capitalized	17,490,202.39		18,478,185.09

	iii	Total Pool	$2,017,838,350.66		$1,832,465,867.75

	iv	Specified Reserve Account Balance	5,044,595.88		4,581,164.67

	v	Total Adjusted Pool	$2,022,882,946.54		$1,837,047,032.42

B	i	Weighted Average Coupon (WAC)	3.346%		3.329%
	ii	Weighted Average Remaining Term	117.31		116.29
	iii	Number of Loans	617,827		570,664
	iv	Number of Borrowers	306,971		285,255
	v	Aggregate Outstanding Principal Balance - T-Bill	$273,696,494		$242,132,854
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,744,141,857		$1,590,333,014

						% of		% of
C	Notes			Spread	Balance 1/25/05	O/S Securities*	Balance 4/25/05	O/S Securities*

	i	A-1 Notes	78442GLM6	-0.010%	$116,468,814.39	5.736%	$—	0.000%
	ii	A-2 Notes	78442GLN4	0.020%	752,000,000.00	37.033%	677,562,153.37	36.829%
	iii	A-3 Notes	78442GLP9	0.090%	405,000,000.00	19.944%	405,000,000.00	22.014%
	iv	A-4 Notes	78442GLQ7	0.130%	681,393,000.00	33.555%	681,393,000.00	37.037%
	v	B Notes	78442GLR5	0.380%	75,786,000.00	3.732%	75,786,000.00	4.119%

	vi	Total Notes			$2,030,647,814.39	100.000%	$1,839,741,153.37	100.000%

* Percentages may not total 100% due to rounding.

D	Reserve Account		1/25/2005	4/25/2005

	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$5,044,595.88	$4,581,164.67
	iv	Reserve Account Floor Balance ($)	$2,501,168.00	$2,501,168.00
	v	Current Reserve Acct Balance ($)	$5,044,595.88	$4,581,164.67

E	Asset/Liability		1/25/2005	4/25/2005

	i	Total Adjusted Pool	$2,022,882,946.54	$1,837,047,032.42
	ii	Total Outstanding Balance Notes	$2,030,647,814.39	$1,839,741,153.37
	iii	Difference	$(7,764,867.85)	$(2,694,120.95)
	iv	Parity Ratio	0.99618	0.99854

II. 2004-4       Transactions from: 1/1/2005 through 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$167,403,021.25
	ii	Principal Collections from Guarantor	23,312,470.75
	iii	Principal Reimbursements	532,608.57
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$191,248,100.57

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$6,034.91
	ii	Capitalized Interest	(4,893,669.87)

	iii	Total Non-Cash Principal Activity	$(4,887,634.96)

C	Total Student Loan Principal Activity		$186,360,465.61

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,846,555.37
	ii	Interest Claims Received from Guarantors	682,942.86
	iii	Collection Fees/Returned Items	126,783.75
	iv	Late Fee Reimbursements	402,925.01
	v	Interest Reimbursements	84,393.27
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	5,199,689.71
	viii	Subsidy Payments	3,420,790.73

	ix	Total Interest Collections	$16,764,080.70

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(295.15)
	ii	Capitalized Interest	4,893,669.87

	iii	Total Non-Cash Interest Adjustments	$4,893,374.72

F	Total Student Loan Interest Activity		$21,657,455.42

G	Non-Reimbursable Losses During Collection Period		$2,310.07

H	Cumulative Non-Reimbursable Losses to Date		$104,705.58

III. 2004-4     Collection Account Activity 1/1/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$51,032,405.12
	ii	Consolidation Principal Payments	139,683,086.88
	iii	Reimbursements by Seller	7,578.06
	iv	Borrower Benefits Reimbursements	22,381.37
	v	Reimbursements by Servicer	2,137.36
	vi	Re-purchased Principal	500,511.78

	vii	Total Principal Collections	$191,248,100.57

B	Interest Collections
	i	Interest Payments Received	$15,266,119.43
	ii	Consolidation Interest Payments	883,859.24
	iii	Reimbursements by Seller	648.21
	iv	Borrower Benefits Reimbursements	1,782.52
	v	Reimbursements by Servicer	72,672.75
	vi	Re-purchased Interest	9,289.79
	vii	Collection Fees/Return Items	126,783.75
	viii	Late Fees	402,925.01

	ix	Total Interest Collections	$16,764,080.70

C	Other Reimbursements		$59,251.00

D	Reserves in Excess of the Requirement		$463,431.21

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$886,431.89

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$209,421,295.37

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,959,530.36)

J	NET AVAILABLE FUNDS		$206,461,765.01

K	Servicing Fees Due for Current Period		$1,408,968.53

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,428,968.53

IV. 2004-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	2.770%	2.771%	144,704	32,391	23.421%	5.676%	$547,391,001.91	$106,567,150.50	27.365%	5.875%

Grace
Current	2.771%	2.770%	37,255	129,781	6.030%	22.742%	$124,304,063.97	$495,431,787.26	6.214%	27.312%

TOTAL INTERIM	2.770%	2.770%	181,959	162,172	29.451%	28.418%	$671,695,065.88	$601,998,937.76	33.579%	33.186%
REPAYMENT
Active
Current	3.749%	3.740%	234,818	214,875	38.007%	37.654%	$735,994,163.21	$635,209,859.61	36.793%	35.017%
31-60 Days Delinquent	3.706%	3.736%	24,093	18,822	3.900%	3.298%	72,019,955.82	56,635,802.69	3.600%	3.122%
61-90 Days Delinquent	3.689%	3.679%	15,548	13,463	2.517%	2.359%	43,503,478.40	38,791,991.66	2.175%	2.138%
91-120 Days Delinquent	3.700%	3.615%	9,968	10,616	1.613%	1.860%	26,831,786.29	32,379,290.36	1.341%	1.785%
> 120 Days Delinquent	3.662%	3.668%	36,314	33,055	5.878%	5.792%	92,054,219.90	86,522,409.46	4.602%	4.770%

Deferment
Current	3.001%	2.979%	54,036	57,663	8.746%	10.105%	162,631,490.22	172,811,661.79	8.130%	9.527%

Forbearance
Current	3.681%	3.645%	55,285	55,918	8.948%	9.799%	178,860,487.72	179,549,992.14	8.941%	9.898%

TOTAL REPAYMENT	3.635%	3.606%	430,062	404,412	69.609%	70.867%	$1,311,895,581.56	$1,201,901,007.71	65.583%	66.257%
Claims in Process (1)	3.796%	3.747%	5,806	4,076	0.940%	0.714%	$16,757,500.83	$10,078,441.82	0.838%	0.556%
Aged Claims Rejected (2)	0.000%	3.506%	0	4	0.000%	0.001%	$—	$9,295.37	0.000%	0.001%
GRAND TOTAL	3.346%	3.329%	617,827	570,664	100.000%	100.000%	$2,000,348,148.27	$1,813,987,682.66	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.228%	325,149	$855,641,960.17	47.169%
- GSL — Unsubsidized	3.087%	202,964	695,090,966.39	38.318%
- PLUS Loans	4.244%	40,355	254,855,092.15	14.049%
- SLS Loans	5.445%	2,196	8,399,663.95	0.463%

- Total	3.329%	570,664	$1,813,987,682.66	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.306%	419,712	$1,470,905,839.22	81.087%
- Two Year	3.392%	108,524	243,327,972.85	13.414%
- Technical	3.516%	42,422	99,744,186.35	5.499%
- Other	4.240%	6	9,684.24	0.001%

- Total	3.329%	570,664	$1,813,987,682.66	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-4 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$12,734,247.85
B	Interest Subsidy Payments Accrued During Collection Period		2,880,342.19
C	SAP Payments Accrued During Collection Period		6,958,764.89
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		886,431.89
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$23,459,786.82
G	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$595,000,000.00

	ii	Libor (Interpolated first period)	2.70000%
	iii	Cap %	6.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.006725000	1/25/05-4/25/05	2.69000%

B	Class A-2 Interest Rate	0.006800000	1/25/05-4/25/05	2.72000%

C	Class A-3 Interest Rate	0.006975000	1/25/05-4/25/05	2.79000%

D	Class A-4 Interest Rate	0.007075000	1/25/05-4/25/05	2.83000%

E	Class B Interest Rate	0.007700000	1/25/05-4/25/05	3.08000%

VIII. 2004-4 Inputs From Previous Quarter 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,000,348,148.27
	ii	Interest To Be Capitalized	17,490,202.39

	iii	Total Pool	$2,017,838,350.66
	iv	Specified Reserve Account Balance	5,044,595.88

	v	Total Adjusted Pool	$2,022,882,946.54

B	Total Note and Certificate Factor		0.8038416
C	Total Note Balance		$2,030,647,814.39

D	Note Balance 1/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.1903085	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$116,468,814.39	$752,000,000.00	$405,000,000.00	$681,393,000.00	$75,786,000.00

E	Note Principal Shortfall		$7,764,867.85	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$5,044,595.88
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$206,461,765.01	$206,461,765.01

B	Primary Servicing Fees-Current Month		$1,408,968.53	$205,052,796.48

C	Administration Fee		$20,000.00	$205,032,796.48

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$783,252.78	$204,249,543.70
	ii	Class A-2	$5,113,600.00	$199,135,943.70
	iii	Class A-3	$2,824,875.00	$196,311,068.70
	iv	Class A-4	$4,820,855.48	$191,490,213.22
	v	Class B	$583,552.20	$190,906,661.02

	vi	Total Noteholder's Interest Distribution	$14,126,135.46

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$116,468,814.39	$74,437,846.63
	ii	Class A-2	$74,437,846.63	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class B	$0.00	$0.00

	vi	Total Noteholder's Principal Distribution	$190,906,661.03

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due	$783,252.78	$5,113,600.00	$2,824,875.00	$4,820,855.48	$583,552.20
	ii	Quarterly Interest Paid	783,252.78	5,113,600.00	2,824,875.00	4,820,855.48	583,552.20

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$116,468,814.39	$77,131,967.58	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	116,468,814.39	74,437,846.63	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$2,694,120.95	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$117,252,067.17	$79,551,446.63	$2,824,875.00	$4,820,855.48	$583,552.20

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$2,030,647,814.39
	ii	Adjusted Pool Balance 3/31/05	1,837,047,032.42

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$193,600,781.97

	iv	Adjusted Pool Balance 12/31/04	$2,022,882,946.54
	v	Adjusted Pool Balance 3/31/05	1,837,047,032.42

	vi	Current Principal Due (iv-v)	$185,835,914.12
	vii	Principal Shortfall from Previous Collection Period	7,764,867.85

	viii	Principal Distribution Amount (vi + vii)	$193,600,781.97

	ix	Principal Distribution Amount Paid	$190,906,661.03

	x	Principal Shortfall (viii - ix)	$2,694,120.95

C		Total Principal Distribution	$190,906,661.03
D		Total Interest Distribution	14,126,135.46

E		Total Cash Distributions	$205,032,796.49

F	Note Balances			1/25/2005	4/25/2005
	i	A-1 Note Balance	78442GLM6	$116,468,814.39	$—
		A-1 Note Pool Factor		0.1903085	0.0000000

	ii	A-2 Note Balance	78442GLN4	$752,000,000.00	$677,562,153.37
		A-2 Note Pool Factor		1.0000000	0.9010135

	iii	A-3 Note Balance	78442GLP9	$405,000,000.00	$405,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLQ7	$681,393,000.00	$681,393,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	B Note Balance	78442GLR5	$75,786,000.00	$75,786,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$5,044,595.88
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,044,595.88
	iv	Required Reserve Account Balance	$4,581,164.67

	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$463,431.21
	vii	Ending Reserve Account Balance	$4,581,164.67

XI. 2004-4 Historical Pool Information

			1/1/05-3/31/05	10/1/04-12/31/04	7/1/04-9/30/04	04/19/04-06/30/04

Beginning Student Loan Portfolio Balance			$2,000,348,148.27	$2,163,431,090.37	$2,430,732,572.60	$2,481,550,006.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$167,403,021.25	$159,061,795.60	$269,469,421.79	$55,713,051.45
	ii	Principal Collections from Guarantor	23,312,470.75	11,168,921.00	2,056,334.08	453,335.98
	iii	Principal Reimbursements	532,608.57	532,639.42	584,719.56	1,689,720.67
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$191,248,100.57	$170,763,356.02	$272,110,475.43	$57,856,108.10
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$6,034.91	$117,632.85	$68,438.37	$85,931.19
	ii	Capitalized Interest	(4,893,669.87)	(7,798,046.77)	(4,877,431.57)	(7,124,605.25)

	iii	Total Non-Cash Principal Activity	$(4,887,634.96)	$(7,680,413.92)	$(4,808,993.20)	$(7,038,674.06)

(-)	Total Student Loan Principal Activity		$186,360,465.61	$163,082,942.10	$267,301,482.23	$50,817,434.04

	Student Loan Interest Activity
	i	Regular Interest Collections	$6,846,555.37	$7,219,439.21	$8,301,635.51	$3,951.48
	ii	Interest Claims Received from Guarantors	682,942.86	313,206.93	32,960.20	33,499.33
	iii	Collection Fees/Returned Items	126,783.75	80,509.93	73,699.19	243,909.24
	iv	Late Fee Reimbursements	402,925.01	338,119.89	385,105.93	122,366.96
	v	Interest Reimbursements	84,393.27	84,029.16	25,961.28	—
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	5,199,689.71	3,090,016.46	640,391.80	—
	viii	Subsidy Payments	3,420,790.73	3,916,232.83	3,804,370.50	7,074,461.48

	ix	Total Interest Collections	$16,764,080.70	$15,041,554.41	$13,264,124.41	$7,478,188.49

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	($295.15)	$3,483.23	($7,248.45)	$7,124,605.25
	ii	Capitalized Interest	4,893,669.87	7,798,046.77	4,877,431.57	7,118,347.20

	iii	Total Non-Cash Interest Adjustments	$4,893,374.72	$7,801,530.00	$4,870,183.12	$14,242,952.45

	Total Student Loan Interest Activity		$21,657,455.42	$22,843,084.41	$18,134,307.53	$21,721,140.94

(=)	Ending Student Loan Portfolio Balance		$1,813,987,682.66	$2,000,348,148.27	$2,163,431,090.37	$2,430,732,572.60
(+)	Interest to be Capitalized		$18,478,185.09	$17,490,202.39	$19,287,918.74	$18,066,815.13

(=)	TOTAL POOL		$1,832,465,867.75	$2,017,838,350.66	$2,182,719,009.11	$2,448,799,387.73

(+)	Reserve Account Balance		$4,581,164.67	$5,044,595.88	$5,456,797.52	$6,121,998.47

(=)	Total Adjusted Pool		$1,837,047,032.42	$2,022,882,946.54	$2,188,175,806.63	$2,454,921,386.20

XII. 2004-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,448,799,388	5.75%
Oct-04	$2,182,719,009	21.01%
Jan-05	$2,017,838,351	21.58%
Apr-05	$1,832,465,868	23.03%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.